Earnings Release | September 30, 2019

About GWB Company Snapshot EPS Performance • Full-service regional bank focused on relationship-based CAGR EPS 10% 4 $2.90 $2.92 business and agribusiness banking $0.23 $2.46 • 175 banking branches across nine states: Arizona, Colorado, $2.31 $2.67 Iowa, Kansas, Minnesota, Missouri, Nebraska, North Dakota $0.17 $2.45 $1.90 and South Dakota $2.14 • Headquartered in Sioux Falls, South Dakota • 6th largest farm lender bank in the U.S. as of 06/30/19 1 FY15 FY16 FY17 FY18 FY19 $— EPS - diluted Adj. EPS - diluted ² Strong Earnings Growth and Efficiency Tangible Book Value 2 per Share Accretion $172 $167 160.00 $145 $14 GWB CAGR TBV 11% 4 $131 $158 150.00 $109 $10 140.00 $121 130.00 120.00 48% 50% 47% 47% 46% 110.00 Peer CAGR TBV 7% 4 100.00 FY15 FY16 FY17 FY18 FY19 90.00 Net Income ($MM) Adj. Net Income ($MM) ² 4QFY15 1QFY16 2QFY16 3QFY164QFY16 1QFY17 2QFY173QFY17 4QFY17 1QFY18 2QFY183QFY18 4QFY18 1QFY192QFY19 3QFY19 4QFY19 Efficiency Ratio ² GWB GWB Peer Group ³ 1 Source: American Banker's Association 3 Data sourced from SNL Financial 2 2 Non-GAAP measures, see appendix for reconciliations 4 Compound Annual Growth Rate over 5 years

Executing on Strategy • Total loans declined 1.8% to $9.71 billion during the quarter bringing full fiscal year loan growth to 3.1% Focused Business • Loan growth over the fiscal year was primarily driven by non-owner occupied commercial real estate Banking Franchise with Agribusiness • Deposits increased by 0.6% to $10.30 billion during the quarter, driven by an increase in brokered deposits as Expertise a cost effective source of funding, bringing full fiscal year deposit growth to 5.8% Strong Profitability • Fully diluted EPS 1 of $0.89 for the quarter and $2.92 for the full fiscal year and Growth Driven • Profitability remains strong with ROTCE 1 of 15.3% and ROAA of 1.33% for the full fiscal year by a Highly 1 Efficient Operating • Efficiency ratio of 44.5% for the quarter and 45.8% for the full fiscal year Model • All regulatory capital ratios remain above minimums to be considered “well capitalized” Strong Capital • Quarterly dividend of $0.30 per share Generation and ◦ Dividend payable November 29, 2019 to stockholders of record as of the close of business on Attractive Dividend November 15, 2019 • Net charge-offs of $7.8 million during the quarter represent 0.31% of average total loans on an annualized basis, majority of which were in agriculture and commercial non-real estate portfolios • Loans graded "Substandard" decreased by 0.7% to $472.5 million during the quarter, loans graded "Watch" Risk Management increased by 83.6% to $405.5 million and nonaccrual loans decreased by 9.2% to $107.2 million compared to Driving Sound June 30, 2019 Credit Quality • Outside of the dairy portfolio, credit quality remained relatively stable during the quarter 1 This is a non-GAAP measure. See appendix for reconciliation. 3

Revenue

Great Western Bancorp, Inc.

Revenue Highlights

- Net interest income (FTE) increased 1.1% to $108.2 million compared to prior quarter
  - Higher yield on interest-bearing bank deposits and lower cost of deposits
- NIM (FTE) remained stable and adjusted NIM (FTE)[2] was down 2 basis points compared to 3QFY19
- Noninterest income, excluding the change in fair value of fair value option loans and the net gain (loss) on related derivatives, remained stable compared to 3QFY19

Net Interest Income ($MM) and NIM



$107.1
3.70%
3.71%
$108.2
3.70%
3.69%
$414.4
3.89%
3.84%
$426.6
3.74%
3.74%
3QFY19
4QFY19
FY18
FY19
Net Interest Income (FTE)
NIM (FTE)
Adjusted NIM (FTE) ²

NIM Analysis



3.70%
3.71%
0.01%
(0.02)%
(0.02)%
(0.02)%
0.06%
(0.03)%
3.70%
3.69%
3QFY19
Cash & Investments
Loans
Loan Acct
Derivatives
Deposits
Borrowings
4QFY19
NIM (FTE)
Adjusted NIM (FTE) ²

Noninterest Income[1]



Other Service fees
$2,339
Service charges
$1,616
Wealth management
$2,322
OD/NSF fees
$4,180
Mortgage banking income, net $1,482
Other
$974
Interchange income
$3,539

[1] Chart excludes changes related to loans and derivatives at fair value which netted $(1.4) million for the quarter and net gain/ loss on sale of securities. Dollars in thousands.
[2] Adjusted NIM (FTE) is a non-GAAP measure. See appendix for reconciliations.

4

NYSE: GWB

GreatWesternBank.com

Earnings, Expenses & Provision Highlights Net Income ($MM) • Net income of $50.3 million, an increase of 87.7% over 3QFY19 $50.3 $45.8 $44.5 • Higher provision for loan losses during the prior quarter $42.3 as a result of charge-offs in the beef cattle portfolio and commercial non-real estate segment $26.8 • Strong ROAA of 1.33% and 15.3% ROTCE 1 for the full fiscal year 1.40% 1.48% 1.44% 1.55% • Efficiency ratio 1 was 44.5% for the quarter and 45.8% for the 0.84% full fiscal year • Noninterest expense remained stable from 3QFY19 4QFY18 1QFY19 2QFY19 3QFY19 4QFY19 Net Income ROAA Noninterest Expense ($MM) Provision for Loan Losses ($MM) $40.9 Sustained peer-leading $231.4 $224.9 efficiency ratio 1, 2 $26.1 $56.0 $55.2 47.1% 45.8% $18.0 47.2% 44.5% $2.0 3QFY19 4QFY19 FY18 FY19 3QFY19 4QFY19 FY18 FY19 Noninterest expense Efficiency ratio ¹ 1 ROTCE and efficiency ratio are non-GAAP measures. See appendix for reconciliations. 5 2 See Quarterly Investor Relations Presentation appendix 3 for Peer Group listing

Balance Sheet Overview Balance Sheet Highlights Total Loans ($MM) • Outstanding loans decreased $180.2 million, or 1.8%, during the 3.1% FYTD growth quarter, with full fiscal year growth of 3.1% $9,416 $9,707 $8,683 $8,969 ▪ Decline in the quarter mainly attributable to loans $7,325 $864 refinancing to other lenders in this competitive rate $7,819 environment • Deposits grew $64.4 million, or 0.6%, during the quarter, resulting in full fiscal year growth of 5.8% ▪ Increases during the quarter were driven by a growth in brokered deposits as a cost effective source of funding • Key capital ratios declined modestly during the fiscal period as a FY15 FY16 FY17 FY18 FY19 result of stock repurchase activity Total Loans Loans Acquired Deposits ($MM) Capital 13.0% 5.8% FYTD growth $10,300 12.7% $9,733 12.5% 12.1% 12.2% $8,605 $8,978 $7,387 $863 12.0% 1.05% 11.7% $7,742 11.4% 10.9% 11.1% 0.65% 0.40% 9.6% 9.6% 0.32% 0.32% 9.2% 8.3% 8.5% FY15 FY16 FY17 FY18 FY19 FY15 FY16 FY17 FY18 FY19 Total Deposits Deposits Acquired Cost of Deposits Tier 1 Capital Total Capital TCE / TA ¹ 1 TCE / TA is a non-GAAP measure. See appendix for reconciliation. 6

Asset Quality Watch Loans ($MM) Net Charge-offs / Average Total Loans 2 $406 0.88% $343 $310 $328 $312 0.54% $84 $206 $123 0.44% $121 $132 0.36% 0.26% 0.18% 4.2% 4.2% 0.14% 0.13% 0.12% 3.8% 3.5% 3.6% 0.02% 0.06% 0.04% 0.05% 0.08% 0.10% 0.25% $189 $205 $180 $259 $200 FY15 FY16 FY17 FY18 FY19 FY11 FY12 FY13 FY14 FY15 FY16 FY17 FY18 FY19 Ag Loans Non Ag Loans % of Total Loans Ag Loans Non Ag Loans Total Loans Substandard Loans ($MM) Credit Quality $472 83.8% $115 66.0% 51.1% $253 45.9% 45.1% $242 $233 $184 $81 0.67% 0.42% 0.38% $111 $71 4.9% $130 1.12% 1.14% 0.30% 0.60% 0.79% 0.80% 2.5% 2.8% 2.6% 2.7% $54 $131 $162 $172 $357 0.33% FY15 FY16 FY17 FY18 FY19 FY15 FY16 FY17 FY18 FY19 Ag Loans Non Ag Loans % Total Loans Ag NALs/ Non Ag NALs/ Reserves/ Total Loans Total Loans Total NALs ¹ 1 Comprehensive Credit-Related Coverage is a non-GAAP measure. 2 Annualized for partial year periods 7

Ag Loan Asset Quality Commentary Ag Watch Loans by Category 1 • Charge-offs in the agriculture portfolio have historically been $15,599 low as a percentage of total loans $76,272 • Current year charge-offs of approximately $18.7 million $18,533 $12,239 related to loans in the cattle industry. Cattle loans rated $8,924 watch and substandard decreased 71.1% and increased $34,688 $39,887 $89,605 26.3%, respectively, compared to prior year levels $122,933 $38,971 $103,520 • Management is actively monitoring and working existing $66,702 substandard credits within the ag portfolio $31,809 $145,532 • The grain portfolio has trended down in watch and $96,188 $29,912 $61,482 $73,312 $63,786 substandard loan balances as a percentage of total ag loans $35,114 FY14 FY15 FY16 FY17 FY18 FY19 Ag Substandard Loans by Category 1 Ag Net Charge-offs / Average Total Loans 2 $25,060 0.01% 0.19% $194,969 $14,093 $13,260 $27,603 $14,998 0.03% $69,564 0.05% $21,974 $68,624 $86,703 0.02% 0.07% 0.04% 0.05% $30,906 $93,597 $78,577 0.03% 0.03% $35,107 $62,388 $50,756 $22,931 FY14 FY15 FY16 FY17 FY18 FY19 FY14 FY15 FY16 FY17 FY18 FY19 1 Grains Beef Cattle Dairy Farms Categories with less than $20m were considered immaterial and combined in Other Hogs Other Specialty 2 Annualized for partial year periods 8

Proven Business Strategy Focused Business Banking Franchise with Agribusiness Expertise Attract and Retain High-Quality Relationship Bankers Invest in Organic Growth While Optimizing Footprint Deepen Customer Relationships Explore Accretive Strategic Acquisition Opportunities Strong Profitability and Growth Driven by a Highly Efficient Operating Model Strong Capital Generation and Attractive Dividend Risk Management Driving Solid Credit Quality 9

Disclosures Forward-Looking Statements: This presentation contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Statements about Great Western Bancorp, Inc.’s expectations, beliefs, plans, strategies, predictions, forecasts, objectives, assumptions or future events or performance are not historical facts and may be forward-looking. These statements are often, but not always, made through the use of words or phrases such as “anticipates,” “believes,” “can,” “could,” “may,” “predicts,” “potential,” “should,” “will,” “estimate,” “plans,” “projects,” “continuing,” “ongoing,” “expects,” “views,” “intends” and similar words or phrases. In particular, the statements included in this Presentation concerning Great Western Bancorp, Inc.’s expected performance and strategy, the outlook for its agricultural lending segment and the interest rate environment are not historical facts and are forward-looking. Accordingly, the forward-looking statements in this Presentation are only predictions and involve estimates, known and unknown risks, assumptions and uncertainties, that could cause actual results to differ materially from those expressed. All forward-looking statements are necessarily only estimates of future results, and there can be no assurance that actual results will not differ materially from expectations, and, therefore, you are cautioned not to place undue reliance on such statements. Any forward-looking statements are qualified in their entirety by reference to the factors discussed in the sections titled “Item 1A. Risk Factors” and "Cautionary Note Regarding Forward- Looking Statements" in Great Western Bancorp, Inc.’s Annual Report on Form 10-K for the most recently ended fiscal year, and in other periodic filings with the Securities and Exchange Commission. Further, any forward-looking statement speaks only as of the date on which it is made, and Great Western Bancorp, Inc. undertakes no obligation to update any forward-looking statement to reflect events or circumstances after the date on which the statement is made or to reflect the occurrence of unanticipated events. Non-GAAP Financial Measures: This presentation contains non-GAAP measures which our management relies on in making financial and operational decisions about our business and which exclude certain items that we do not consider reflective of our business performance. We believe that the presentation of these measures provides investors with greater transparency and supplemental data relating to our financial condition and results of operations. These non-GAAP measures should be considered in context with our GAAP results. A reconciliation of these non-GAAP measures appears in our earnings release dated October 24, 2019 and in Appendix 1 to this presentation. Our earnings release and this presentation are available in the Investor Relations section of our website at www.greatwesternbank.com. Our earnings release and this presentation are also available as part of our Current Report on Form 8-K filed with the Securities and Exchange Commission on October 24, 2019. Explanatory Note: In this presentation, all financial information presented refers to the financial results of Great Western Bancorp, Inc. combined with those of its predecessor, Great Western Bancorporation, Inc. 10

Appendix 1 Non-GAAP Measures

Non-GAAP Measures

Great Western Bancorp, Inc.

	At or for the twelve months ended:		At or for the three months ended:				
	September 30, 2019	September 30, 2018	September 30, 2019	June 30, 2019	March 31, 2019	December 31, 2018	September 30, 2018
Adjusted net income and adjusted earnings per common share:							
Net income - GAAP	**$ 167,365**	$ 157,916	**$ 50,285**	$ 26,783	$ 44,511	$ 45,786	$ 42,281
Add: Deferred taxes revaluation due to Tax Reform Act	**—**	13,586	**—**	—	—	—	—
Adjusted net income	**$ 167,365**	$ 171,502	**$ 50,285**	$ 26,783	$ 44,511	$ 45,786	$ 42,281
Weighted average diluted common shares outstanding	**57,257,061**	59,131,650	**56,804,172**	57,110,103	57,074,674	58,039,292	59,122,699
Earnings per common share - diluted	**$ 2.92**	$ 2.67	**$ 0.89**	$ 0.47	$ 0.78	$ 0.79	$ 0.72
Adjusted earnings per common share - diluted	**$ 2.92**	$ 2.90	**$ 0.89**	$ 0.47	$ 0.78	$ 0.79	$ 0.72
Tangible net income and return on average tangible common equity:							
Net income - GAAP	**$ 167,365**	$ 157,916	**$ 50,285**	$ 26,783	$ 44,511	$ 45,786	$ 42,281
Add: Amortization of intangible assets, net of tax	**1,337**	1,460	**315**	335	343	344	343
Tangible net income	**$ 168,702**	$ 159,376	**$ 50,600**	$ 27,118	$ 44,854	$ 46,130	$ 42,624
Average common equity	**$ 1,847,477**	$ 1,788,153	**$ 1,885,785**	$ 1,864,132	$ 1,822,940	$ 1,817,052	$ 1,825,312
Less: Average goodwill and other intangible assets	**745,920**	747,513	**745,349**	745,718	746,107	746,503	746,900
Average tangible common equity	**$ 1,101,557**	$ 1,040,640	**$ 1,140,436**	$ 1,118,414	$ 1,076,833	$ 1,070,549	$ 1,078,412
Return on average common equity *	**9.1 %**	8.8 %	**10.6 %**	5.8 %	9.9 %	10.0 %	9.2 %
Return on average tangible common equity **	**15.3 %**	15.3 %	**17.6 %**	9.7 %	16.9 %	17.1 %	15.7 %

* Calculated as net income - GAAP divided by average common equity. Annualized for partial-year periods.

** Calculated as tangible net income divided by average tangible common equity. Annualized for partial-year periods.

12

NYSE: GWB

GreatWesternBank.com

Non-GAAP Measures

Great Western Bancorp, Inc.

	At or for the twelve months ended:		At or for the three months ended:				
	September 30, 2019	September 30, 2018	September 30, 2019	June 30, 2019	March 31, 2019	December 31, 2018	September 30, 2018
Adjusted net interest income and adjusted net interest margin (fully-tax equivalent basis):							
Net interest income - GAAP	**$ 420,708**	$ 407,837	**$ 106,709**	$ 105,629	$ 103,475	$ 104,894	$ 101,990
Add: Tax equivalent adjustment	**5,843**	6,597	**1,487**	1,424	1,442	1,490	1,687
Net interest income (FTE)	**426,551**	414,434	**108,196**	107,053	104,917	106,384	103,677
Add: Current realized derivative gain (loss)	**619**	(5,365)	**(127)**	321	405	21	(419)
Adjusted net interest income (FTE)	**$ 427,170**	$ 409,069	**$ 108,069**	$ 107,374	$ 105,322	$ 106,405	$ 103,258
Average interest-earning assets	**$ 11,414,926**	$ 10,647,357	**$ 11,609,823**	$ 11,617,521	$ 11,345,559	$ 11,086,800	$ 10,857,168
Net interest margin (FTE) *	**3.74 %**	3.89 %	**3.70 %**	3.70 %	3.75 %	3.81 %	3.79 %
Adjusted net interest margin (FTE) **	**3.74 %**	3.84 %	**3.69 %**	3.71 %	3.76 %	3.81 %	3.77 %

* Calculated as net interest income (FTE) divided by average interest earning assets. Annualized for partial-year periods.

** Calculated as adjusted net interest income (FTE) divided by average interest earning assets. Annualized for partial-year periods.

	At or for the twelve months ended:		At or for the three months ended:				
	September 30, 2019	September 30, 2018	September 30, 2019	June 30, 2019	March 31, 2019	December 31, 2018	September 30, 2018
Adjusted interest income and adjusted yield (fully-tax equivalent basis), on non-ASC 310-30 loans:							
Interest income - GAAP	**$ 490,910**	$ 439,789	**$ 124,923**	$ 124,098	$ 121,528	$ 120,361	$ 115,284
Add: Tax equivalent adjustment	**5,843**	6,597	**1,487**	1,424	1,442	1,490	1,687
Interest income (FTE)	**496,753**	446,386	**126,410**	125,522	122,970	121,851	116,971
Add: Current realized derivative gain (loss)	**619**	(5,365)	**(127)**	321	405	21	(419)
Adjusted interest income (FTE)	**$ 497,372**	$ 441,021	**$ 126,283**	$ 125,843	$ 123,375	$ 121,872	$ 116,552
Average non-ASC 310-30 loans	**$ 9,610,956**	$ 9,106,519	**$ 9,693,395**	$ 9,699,433	$ 9,615,096	$ 9,435,901	$ 9,299,318
Yield (FTE) *	**5.17 %**	4.90 %	**5.17 %**	5.19 %	5.19 %	5.12 %	4.99 %
Adjusted yield (FTE) **	**5.18 %**	4.84 %	**5.17 %**	5.20 %	5.20 %	5.12 %	4.97 %

* Calculated as interest income (FTE) divided by average loans. Annualized for partial-year periods.

** Calculated as adjusted interest income (FTE) divided by average loans. Annualized for partial-year periods.

13

NYSE: GWB

GreatWesternBank.com

Non-GAAP Measures

Great Western Bancorp, Inc.

	At or for the twelve months ended:		At or for the three months ended:				
	September 30, 2019	September 30, 2018	September 30, 2019	June 30, 2019	March 31, 2019	December 31, 2018	September 30, 2018
Efficiency ratio:							
Total revenue - GAAP	**$ 481,440**	$ 481,446	**$ 121,732**	$ 116,395	$ 121,698	$ 121,614	$ 121,245
Add: Tax equivalent adjustment	**5,843**	6,597	**1,487**	1,424	1,442	1,490	1,687
Total revenue (FTE)	**$ 487,283**	$ 488,043	**$ 123,219**	$ 117,819	$ 123,140	$ 123,104	$ 122,932
Noninterest expense	**$ 224,898**	$ 231,425	**$ 55,212**	$ 56,000	$ 56,580	$ 57,106	$ 59,550
Less: Amortization of intangible assets	**1,538**	1,662	**366**	385	394	394	394
Tangible noninterest expense	**$ 223,360**	$ 229,763	**$ 54,846**	$ 55,615	$ 56,186	$ 56,712	$ 59,156
Efficiency ratio *	**45.8 %**	47.1 %	**44.5 %**	47.2 %	45.6 %	46.1 %	48.1 %

* Calculated as the ratio of tangible noninterest expense to total revenue (FTE).

Tangible common equity and tangible common equity to tangible assets:	September 30, 2019	September 30, 2018	September 30, 2019	June 30, 2019	March 31, 2019	December 31, 2018	September 30, 2018
Total stockholders' equity	**$ 1,900,249**	$ 1,840,551	**$ 1,900,249**	$ 1,881,128	$ 1,852,394	$ 1,812,008	$ 1,840,551
Less: Goodwill and other intangible assets	**745,197**	746,735	**745,197**	745,563	745,947	746,341	746,735
Tangible common equity	**$ 1,155,052**	$ 1,093,816	**$ 1,155,052**	$ 1,135,565	$ 1,106,447	$ 1,065,667	$ 1,093,816
Total assets	**$ 12,788,301**	$ 12,116,808	**$ 12,788,301**	$ 12,954,896	$ 12,830,162	$ 12,573,641	$ 12,116,808
Less: Goodwill and other intangible assets	**745,197**	746,735	**745,197**	745,563	745,947	746,341	746,735
Tangible assets	**$ 12,043,104**	$ 11,370,073	**$ 12,043,104**	$ 12,209,333	$ 12,084,215	$ 11,827,300	$ 11,370,073
Tangible common equity to tangible assets	**9.6 %**	9.6 %	**9.6 %**	9.3 %	9.2 %	9.0 %	9.6 %

Tangible book value per share:	September 30, 2019	September 30, 2018	September 30, 2019	June 30, 2019	March 31, 2019	December 31, 2018	September 30, 2018
Total stockholders' equity	**$ 1,900,249**	$ 1,840,551	**$ 1,900,249**	$ 1,881,128	$ 1,852,394	$ 1,812,008	$ 1,840,551
Less: Goodwill and other intangible assets	**745,197**	746,735	**745,197**	745,563	745,947	746,341	746,735
Tangible common equity	**$ 1,155,052**	$ 1,093,816	**$ 1,155,052**	$ 1,135,565	$ 1,106,447	$ 1,065,667	$ 1,093,816
Common shares outstanding	**56,283,659**	58,917,147	**56,283,659**	56,939,032	56,938,435	56,938,435	58,917,147
Book value per share - GAAP	**$ 33.76**	$ 31.24	**$ 33.76**	$ 33.04	$ 32.53	$ 31.82	$ 31.24
Tangible book value per share	**$ 20.52**	$ 18.57	**$ 20.52**	$ 19.94	$ 19.43	$ 18.72	$ 18.57

14

NYSE: GWB

GreatWesternBank.com

Comprehensive Credit Coverage Comprehensive Credit-Related Coverage ($MM) GWB Legacy - Loans at GWB Legacy - Loans at HF Financial Corp. Amortized Cost Fair Value Acquired Loans Other Acquired Loans Total ALLL $ 67,846 $ — $ 1,535 $ 1,393 $ 70,774 Remaining Loan Discount — — 9,463 4,192 13,655 Fair Value Adjustment (Credit) — 6,836 — — 6,836 Total ALLL / Discount / FV Adj. $ 67,846 $ 6,836 $ 10,998 $ 5,585 $ 91,265 Total Loans $ 8,434,221 $ 812,991 $ 386,285 $ 73,266 $ 9,706,763 ALLL / Total Loans 0.80% — % 0.40% 1.90% 0.73 % Discount / Total Loans — % — % 2.45% 5.72% 0.14 % FV Adj. / Total Loans — % 0.84% — % — % 0.07 % Total Coverage / Total Loans 1 0.80% 0.84% 2.85% 7.62% 0.94% 1 Comprehensive Credit-Related Coverage is a non-GAAP measure that Management believes is useful to demonstrate that the FV adjustments related to credit and remaining loan discounts consider credit risk and should be considered as part of total coverage. 15

Appendix 2 Accounting for Loans at FV and Related Derivatives

Loans at FV and Related Derivatives

Great Western Bancorp, Inc.

Overview

- For certain loans with an original term greater than 5 years with a fixed rate to the customer, Great Western Bank ("GWB") has entered into equal and offsetting fixed-to-floating interest rate swaps with two US counterparties
- Total size of the portfolio was $813.0 million at September 30, 2019

GWB has elected the Fair Value Option (ASC 825) on these loans and applies a similar treatment to the related derivatives:

- Changes in the fair value of the loans and the derivatives and the current period realized cost (benefit) of the derivatives (i.e., the net pay fixed/receive floating settlement) are recorded in earnings through noninterest income
- This differs significantly from most peers who have elected Hedge Accounting treatment
- The historical election is irrevocable so the concept will be present for the foreseeable future in GWB's financial statements *even if* different accounting elections are made on future originations
- Management presents non-GAAP measures to provide more clarity on the underlying economics

Summary

	Income Statement Line Item: Net increase (decrease) in fair value of loans at fair value	Income Statement Line Item: Net realized and unrealized (loss) gain on derivatives	Net Relationship	Notes
Increase (decrease) in FV related to interest rates	$ 13,834	$ (13,834)	$ —	1
Decrease in FV related to credit	$ (2,085)	$ (238)	$ (2,323)	2
Increase in SWAP fees	$ —	$ 1,008	$ 1,008	3
Current period realized cost of derivatives	$ —	$ (127)	$ (127)	4
Subtotal, loans at FV and related derivatives	$ 11,749	$ (13,191)	$ (1,442)	5

[1] Equal and offsetting each period. Changes in the FV of each financial asset and liability driven by current compared to contractual rates.

[2] Management records an adjustment for credit risk in noninterest income based on loss history for similar loans, adjusted for an assessment of existing market conditions for each loan segment. The FV adjustment related to credit is not included in the ALLL but loans are included in the ALLL coverage ratio denominator.

[3] Swap fees are fees related to transacting interest rate swaps and other interest rate derivatives.

[4] Current period actual cost of fixed-to-float interest rate swaps. Within non-GAAP financial measures, management reclassifies this component to interest income, resulting in adjusted interest income, adjusted net interest income and adjusted NIM, reflecting the underlying economics of the transactions. All else equal, this drag on earnings will reduce as short-term LIBOR rates increase.

[5] While US GAAP mandates the presentation of these items in noninterest income, management believes the residual net amount economically represents the net credit exposure of this segment of the portfolio - presented as a "credit-related charge" in the earnings release and elsewhere (see note (2)) - and the current period derivative cost which should be analyzed relative to gross interest income received from the loan customers (see note (4)) as presented in non-GAAP measures.

17

NYSE: GWB

GreatWesternBank.com